SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          CAL DIVE INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)

      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                          CAL DIVE INTERNATIONAL, INC.
                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998

TO THE STOCKHOLDERS OF CAL DIVE INTERNATIONAL, INC.:

     NOTICE IS HEREBY GIVEN that the 1998 annual meeting of stockholders of Cal Dive International, Inc. will be held Tuesday, May 12, 1998 at 10:00 a.m. local time in the Toulouse Room at the Hotel Sofitel, 425 N. Sam Houston Parkway E., Houston, Texas 77060, for the following purposes, more fully described in the accompanying proxy statement:

          1.  To elect two "Class I" Directors.

          2.  To approve the 1998 Employee Stock Purchase Plan.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only common stockholders of record at the close of business on March 25, 1998 are entitled to notice of and to vote at the annual meeting and all adjournments thereof.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Whether or not you plan to attend the annual meeting, please mark, date and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope. Furnishing the enclosed proxy will not prevent you from voting in person at the meeting should you wish to do so.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                   S. James Nelson, Jr.
                                                        SECRETARY

Houston, Texas
April 8, 1998

                          CAL DIVE INTERNATIONAL, INC.
                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1998

                                    GENERAL

     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cal Dive International, Inc. (the "Company" or "CDI") for use at its annual meeting of stockholders to be held May 12, 1998 at the time and place and for the purposes set forth in the accompanying Notice of Meeting, and at any adjournment thereof (the
"Meeting"). The date of this Proxy Statement is April 8, 1998.

     The costs of soliciting proxies in the enclosed form will be borne by CDI. In addition to soliciting proxies by mail, directors, officers, and employees of CDI and its subsidiaries, without receiving additional compensation therefor, may solicit proxies by telephone and in person. Arrangements will also be made with banks, brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the common stock of CDI ("Common Stock") and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

     The proxies that accompany this Proxy Statement permit each holder of record of Common Stock on March 25, 1998 to vote on all matters to come before the Meeting. On that date CDI had outstanding 14,534,831 shares of Common Stock, each of which is entitled to one vote. Where a stockholder specifies his choice on the proxy with respect to a matter being voted upon, the shares represented by the proxy will be voted in accordance with such specification. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED IN FAVOR OF THE TWO (2) PROPOSED CLASS I NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF THE 1998 PLAN AS HEREIN DESCRIBED.

     The Board of Directors of CDI is not aware of any business to be acted upon at the Meeting other than those matters set forth in the accompanying Notice of Meeting. If, however, other proper matters are brought before the Meeting, or any adjournment thereof, the persons appointed as proxies will have discretion to vote or abstain from voting thereon according to their best judgment.

     A proxy may be revoked by (i) giving written notice of revocation at any time before its exercise to Andrew C. Becher, Senior Vice President and General Counsel, Cal Dive International, Inc., 400 N. Sam Houston Parkway, Suite 400, Houston, Texas 77060, (ii) executing and delivering to Mr. Becher at any time before its exercise a later dated proxy or (iii) attending the Meeting and voting in person.

                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

     The Company's 1997 Amended and Restated By-Laws provide for a Board of Directors consisting of three classes, with the number of directors set at eleven by the Company's 1997 Amended and Restated Shareholders Agreement (the "1997 Shareholders Agreement")(with one vacancy as described in the next paragraph). The term of office of the Class I directors will expire at the Meeting, and the persons listed as the Class I nominees in the table below will be nominated for the election to the Board of Directors for a term expiring in 2001. The term of office of the Class II directors will expire at the 1999 annual meeting. The term of office of the Class III directors will expire at the 2000 meeting. Proxies cannot be voted for more than two nominees and not more than two (2) directors can be elected.

     In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby for the election of the two (2) Class I nominees listed below. Mr. Gerald Hage, a Class I director nominee of First Reserve Corporation ("First Reserve") under the
1997 Shareholders Agreement, has decided not to stand for re-election due to his other business responsibilities. First Reserve has notified CDI that it is not prepared to choose an alternative nominee at this time. This Board seat will remain vacant until First Reserve informs the Company of its alternate nominee to fill this vacant seat. CDI will issue a press release at that time and that nominee will be elected, as required in the 1997 Shareholders Agreement, by the Board to serve until the next election of Class I directors.

     The following table sets forth certain information as of April 3, 1998 concerning each nominee for director, each director and each executive officer of the Company named in the Summary Compensation Table below, including the number and percentage of shares of Common Stock beneficially owned by him, determined in accordance with Rule 13d-3 of the Securities Exchange Commission Act of 1934 (the "Exchange Act"). The date shown under the caption "First Elected Director" for each nominee and director refers to the year in which he was first elected to the Board of Directors. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years or longer and shares indicated as beneficially owned are held directly with sole voting and investment power. In the case of directors who are also officers of the Company, unless otherwise indicated, such persons have been employed as an officer in one or more capacities by the Company or a subsidiary for the past five years or longer. The address of each director and executive officer is c/o Cal Dive International, Inc., 400 N. Sam Houston Parkway, Suite 400, Houston, Texas 77060. Except as provided in Employment Contracts described under "Executive Compensation and Other Transactions -- Summary of Employment Contracts and Profit Sharing Plan", all executive officers of the Company serve at the pleasure of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TWO NOMINEES FOR CLASS I DIRECTOR NAMED BELOW:

                                                                   PRINCIPAL                         FIRST        SHARES
                                                                 OCCUPATION OR                      ELECTED    BENEFICIALLY
                NAME                   AGE                        EMPLOYMENT                        DIRECTOR      OWNED      PERCENT
-------------------------------------  ---   -----------------------------------------------------  --------   ------------  -------
NOMINEES FOR ELECTION AS CLASS I DIRECTOR (FOR TERM EXPIRING IN 2001)
Owen Kratz...........................  45    President and Chief Executive Officer                     1990      1,440,929    9.9**
Thomas M. Ehret......................  46    Executive Vice President and Chief Operating Officer,     1997        --
                                             Coflexip, Paris, France

CONTINUING CLASS II DIRECTORS (TERM EXPIRES IN 1999)
Gerald G. Reuhl......................  47    Chairman                                                  1990        912,731    6.3**
William E. Macaulay..................  52    President and Chief Executive                             1995      2,980,373   20.5***
                                             Officer, First Reserve Corporation
                                             Greenwich, Connecticut
Gordon F. Ahalt......................  70    President, GFA, Inc.                                      1990         10,000       *
                                             Morristown, New Jersey
Jean-Bernard Fay.....................  51    Corporate Vice President,                                 1997        --            *
                                             Coflexip, Paris, France

CONTINUING CLASS III DIRECTORS (TERM EXPIRES IN 2000)
S. James Nelson, Jr. ................  55    Executive Vice President and                              1990        303,125    2.1
                                             Chief Financial Officer
David H. Kennedy.....................  47    Managing Director, First                                  1995        --         --
                                             Reserve Corporation
                                             Greenwich, Connecticut
Kenneth Hulls........................  53    Managing Director, Quantum                                1995        --         --
                                             Offshore Contractors, Ltd.

NAMED EXECUTIVE OFFICERS NOT SERVING AS DIRECTORS
Lyle K. Kuntz........................  45    President, Energy Resource                                              3,110       *
                                             Technology, Inc.
Louis T. Tapscott....................  60    Senior Vice President-Business                                          1,333       *
                                             Development
All nominees, Directors and Executive Officers as a group (14 persons)............................               5,733,047   43.1

------------

  * Less than one percent

 ** Messrs. Reuhl and Kratz are parties to an option agreement pursuant to which Mr. Kratz can purchase up to 168,350 shares of Common Stock from Mr. Reuhl. If such option were exercised in full, Messrs. Reuhl and Kratz would own 744,381 and 1,609,279 shares of Common Stock, respectively. In addition, Mr. Kratz has a five year option under the Company's 1995 Incentive Compensation Plan to purchase 250,000 shares at an exercise price of $9.50 per share.

*** The 2,980,373 shares indicated as beneficially owned by Mr. Macaulay are owned of record by First Reserve Fund VI Limited Partnership, First Reserve Fund V, Limited Partnership, First Reserve Fund V-2 Limited Partnership and First Reserve Energy Assets Fund, Limited Partnership, of which First Reserve Corporation is the sole general partner and as to which it possesses sole voting and investment power. Through his ownership of common stock of First Reserve Corporation, Mr. Macaulay, for purposes of Rule 13d-3 of the Exchange Act, may be deemed to share beneficial ownership of the shares shown as beneficially owned by First Reserve Corporation. Mr. Macaulay disclaims beneficial ownership of such shares of Common Stock.

     OWEN KRATZ has served as the Company's Chief Executive Officer since April 1997, President since 1993 and Chief Operating Officer and director since 1990. He joined the Company in 1984 and has held various offshore positions, including SAT diving supervisor, and has had management responsibility for client relations, marketing and estimating.

     THOMAS M. EHRET has served on the Company's Board of Directors since April 1997. Mr. Ehret has been the Senior Executive Vice President of Coflexip since 1996 and Chief Operating Officer and director since 1995. From 1989 through 1994, Mr. Ehret served as Chief Executive Officer with Stena Offshore Group based in Aberdeen, Scotland.

     GERALD G. REUHL has served as the Company's Chairman of the Board since 1990 and Chief Executive Officer from 1988 until April 1997. In April of 1997 Mr. Reuhl founded TriPoint Partners, L.L.C., a private equity merchant banking company, and is a managing partner. Mr. Reuhl serves on the Boards of TriPoint Incorporated, an oilfield service company specializing in Downhole services, and Aquatica, Inc., a Gulf of Mexico diving services company, in which Cal Dive owns a significant minority position. From 1981 to 1984 and 1985 to 1990 Mr. Reuhl managed the Company's Domestic Diving Division. In 1985 he managed the Company's overseas business which was wound down under his supervision. Mr. Reuhl joined the Company as a diver in 1975 and has held numerous offshore supervisory positions.

     WILLIAM E. MACAULAY has served on the Company's Board of Directors since January 1995. Since 1983, Mr. Macaulay has served as President and Chief Executive Officer of First Reserve Corporation, a corporate manager of private investments focusing on the energy and energy-related sectors. Mr. Macaulay serves as a director of Weatherford Enterra, Inc., an oilfield service company, Maverick Tube Corporation, a manufacturer of steel pipe and casing, Trans Montaigne Oil Company, an oil products distribution and refining company, National Oilwell Inc., a manufacturer and distributor of oil field equipment and Domain Energy Corporation, an oil and gas exploration company.

     GORDON F. AHALT has served on the Company's Board of Directors since July 1990 and has extensive experience in the oil and gas industry. Since 1982, Mr. Ahalt has been the President of GFA, Inc., a petroleum industry management and financial consulting firm. From 1977 to 1980, he was President of the International Energy Bank, London, England. From 1980 to 1982, he served as Senior Vice President and Chief Financial Officer of Ashland Oil Company. Prior thereto, Mr. Ahalt spent a number of years in executive positions with Chase Manhattan Bank. Mr. Ahalt serves as Vice President of W.H. Reaves & Co. Inc., an asset management company, and as a director of The Houston Exploration Co., The Harbinger Group and the Bancroft & Elsworth Convertible Funds.

     JEAN-BERNARD FAY has served on the Company's Board of Directors since April 1997. Mr. Fay has been Senior Executive Vice President, Administration and Finance of Coflexip since February of 1998, Chief Financial Officer since 1997 and from 1990 to 1996 was Group Vice President -- Finance and Administration. From 1986 to 1990, he was a Managing Director with SCOR, a French reinsurance group.

     S. JAMES NELSON, JR., has served as Executive Vice President, Chief Financial Officer and a director of the Company since 1990. From 1985 to 1988, Mr. Nelson was the Senior Vice President and Chief Financial Officer of Diversified Energies, Inc., the former parent of Cal Dive, at which time he had corporate responsibility for the Company. From 1980 to 1985, Mr. Nelson served as Chief Financial Officer of Apache Corporation, an oil and gas exploration and production company. From 1966 to 1980, Mr. Nelson was employed with Arthur Andersen & Co., and from 1976 to 1980, he was a partner serving on the firm's worldwide oil and gas industry team. Mr. Nelson received his undergraduate degree from Holy Cross College (B.S.) in 1964 and a masters in business administration (M.B.A.) from Harvard University in 1966.

     DAVID H. KENNEDY has served on the Company's Board of Directors since January 1995 and has more than 20 years of experience in the oil and gas industry. Since 1981, Mr. Kennedy has served as Managing Director of First Reserve Corporation. From 1971 to 1981, he was with Price Waterhouse & Co. where his responsibilities included tax and audit services for major energy companies. Mr. Kennedy is a director of Maverick Tube Corporation, a manufacturer of steel pipe and casing and of Berkley Petroleum Corporation, Pursuit Resources Corporation, Burner Exploration Ltd., and Best Pacific Resources, Ltd., four Canadian exploration and production companies.

     KENNETH HULLS has served on the Company's Board of Directors since May 1997. Mr. Hulls has served as Managing Director of Quantum Offshore Contractors, Ltd., since February 1998, was President and Chief Executive Officer of Coflexip Stena Offshore, Inc., the North American subsidiary of Coflexip since May 1997, and has held various positions in the Coflexip Stena Offshore Group from 1991 to May 1997.

COMMITTEES AND MEETINGS OF DIRECTORS

     During the fiscal year ended December 31, 1997, the Board of Directors held four meetings. During the period that he served as a director in 1997, each director of the Company attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of which he is a member.

     The CDI Board of Directors currently has two committees. The Audit Committee, which met once in the fiscal year ended December 31, 1997, meets periodically with representatives of the Company's independent public accountants to obtain an assessment of the financial position and results of operations of the Company and reports to the Board of Directors with respect thereto. The Compensation Committee, which met two times in the fiscal year ended December 31, 1997, reviews, analyzes and recommends compensation programs to the Board, establishes executive compensation, evaluates the performance of certain executive officers and is responsible for the administration and the grant of awards under the Company's 1995 Amended Incentive Compensation Plan. The Board of Directors does not have a standing nominating committee.

DIRECTOR COMPENSATION

     The Company pays the reasonable out-of-pocket expenses incurred by each Director in connection with attending the meetings of the Board, any Subsidiary Board and any committee thereof. In addition, in 1997 the Company paid its two Independent Directors (not affiliated with the Company, Coflexip or First Reserve Corporation) Messrs. Ahalt and Hage a directors fee of $20,000 for attending each of four regularly scheduled quarterly meetings. Furthermore, the Independent Directors received a fee of $250 for each committee meeting attended. Subject to necessary approvals under the 1997 Shareholders' Agreement, the Board has approved paying fees to all non-CDI management directors and increasing the directors fee to $24,000 and committee meeting fees to $500 per meeting.

     Pursuant to the Company's 1995 Amended Incentive Compensation Plan (the "1995 Plan"), each director is eligible to receive options to purchase shares of the Common Stock of the Company at an exercise price equal to the fair market value of the Common Stock on the date of grant, which, so long as the Company's Common Stock is quoted on the Nasdaq Stock Market, will be the final closing sales price per share for the trading day next preceding the date of grant. As of December 31, 1997, options for 22,000 shares were outstanding to Gordon F. Ahalt under the 1995 Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file certain beneficial ownership reports with the Securities and Exchange Commission. Based upon information provided by such reporting persons. First Reserve Corporation failed to file timely a Form 3 reporting shares owned by several First Reserve Funds until February 1998. Mike Middleton, Vice President of CDI failed to file a Form 4 reporting his sale of shares until March 1998.

                        PROPOSAL NO. 2:  APPROVAL OF THE
                   CAL DIVE 1998 EMPLOYEE STOCK PURCHASE PLAN

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN (THE "1998 PLAN" OR THE
"PLAN") DESCRIBED BELOW.

REASONS FOR THE PROPOSAL

     The Company's 1998 Plan was approved by the Board of Directors in November of 1997, subject to shareholder approval. It is intended as an incentive and to encourage stock ownership by eligible employees so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest. The 1998 Plan is designed to encourage eligible employees to remain in the employ of the Company. Purchase rights issued pursuant to this Plan constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

SUMMARY OF THE PLAN

     THE FOLLOWING IS A SUMMARY OF THE 1998 PLAN AS RECENTLY APPROVED BY THE BOARD OF DIRECTORS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE PLAN WHICH IS ATTACHED HERETO AS EXHIBIT A.

                                  ELIGIBILITY

     Subject to limitations under the Code, all employees of the Company (and its subsidiaries) who were employed on January 1, 1998, and continue in employment shall be eligible to receive purchase rights under this Plan to purchase the Company's common stock, no par value (the "Common Stock").
Persons hired after January 1, 1998, who have been employed for six months or more on the first day of January or July shall be eligible to participate in the Plan as of that payment period (each such six-month period constituting a "Payment Period"). For purposes of the 1998 Plan, the term employee does not include an employee whose customary employment is 20 hours or less per week or is for five months or less in any calendar year. In no event may an employee be granted a purchase right under this Plan if that employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company.

                             STOCK SUBJECT TO PLAN

     The aggregate number of shares which may be issued pursuant to the Plan is 100,000, subject to increase or decrease by reason of stock splits, reclassifications, stock dividends, changes in par value, and similar matters requiring adjustment. The maximum number of shares each participant is permitted to purchase during each Payment Period is determined by dividing $12,500 by the fair market value of the Common Stock on the first business day of each Payment Period. No employee is permitted to purchase Common Stock under this Plan and any similar plans of the Company or any parent or subsidiary corporations which accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined as of the date such option is granted) for each calendar year in which an option first becomes exercisable.

                      PAYMENT PERIODS AND PURCHASE OPTIONS

     Except as described hereinafter, twice each year on January 1 and July 1, the Company will grant to each eligible employee an option to purchase, on the last business day of such Payment

Period, at the Purchase Price hereinafter provided for, such number of shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will pay for at such Purchase Price. The Purchase Price shall be the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period; or (ii) 85% of the fair market value of the Common Stock on the last business day of the Payment Period. A special two-month payment period ("Special Payment Period") shall begin May 1, 1998 and end June 30th 1998, if authorized by the Board of Directors. The general provisions of this Plan apply to the Special Payment Period, except the number of shares subject to the option granted on May 1, 1998, is determined by dividing $4,150 by the fair market value of the Common Stock on such day.

                      MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS

     An employee may authorize payroll deductions in any whole percentage amount up to but not more than 10% of his regular base pay (which excludes payments for overtime, bonuses and other special items), provided, however, that the minimum deduction in respect of any payroll period shall be 1% (or such lesser amount as the Committee shall establish). An employee may not make any additional payments into his or her account.

                            WITHDRAWAL FROM THE PLAN

     An employee may withdraw from the Plan, in whole but not in part, at any time prior to 10 days before the last business day of each Payment Period by delivering a Withdrawal Notice to the Committee as defined in the 1998 Plan. In this case, the Company will promptly refund the entire balance of his or her payroll deductions which have not been applied to purchase Common Stock under the Plan. An employee who withdraws from the Plan is treated as an employee who has not participated in the Plan. To re-enter, he or she must file a new Authorization form at least 10 days before the beginning date of the next Payment Period.

                  ISSUANCE OF STOCK/UNUSED PAYROLL DEDUCTIONS

     Certificates of stock will be issued to participants, as appropriate, as soon as practicable after each Payment Period. Fractional shares will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to the employee promptly without interest if the employee ceased participation in the Plan, or carried over to the next Payment Period if the employee continues in the Plan. Certificates for Common Stock purchased under the Plan will be issued only in the name of the employee, or if his or her Authorization Form so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

                 TRANSFER AND TERMINATION OF EMPLOYEE'S RIGHTS

     An employee's rights under the Plan are his or hers alone and may not be transferred or assigned to any other person. Any purchase right granted to an employee may be exercised only by such employee. An employee's rights under the Plan will terminate when he ceases to be an employee for any reason, including retirement, resignation, lay-off, discharge or death. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

                           ADMINISTRATION OF THE PLAN

     The Company will bear all costs of administering the Plan. The Plan shall be administered by a Committee appointed by the Board of Directors of the Company (the "Committee"). The Committee will consist of three members. The interpretation and construction by the Committee in its discretion of any provisions of the Plan or of any options granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith and in its sole judgment with respect to the Plan or any purchase right granted under it. The officials of the Company charged with administering the Plan shall have full and absolute discretion in the exercise of their authority.

                          PURCHASERS NOT STOCKHOLDERS

     The granting of an option to an employee and the deduction from his or her pay shall not entitle the optionee to any rights as a stockholder with respect to Common Stock subject to the option. Only after the shares of Common Stock have been purchased by and issued to such employee shall the rights of a stockholder apply.

                        WITHHOLDING AND INCOME TAXATION

     The Company, in accordance with the Code and state tax law, if applicable, will withhold from the wages of participating employees, in all payroll periods following and in the same calendar year as the date on which compensation is deemed received by the employee, additional payroll taxes in respect of the amount that is considered compensation includable in the employee's gross income, resulting from the sale of Common Stock acquired under the terms of this Plan.

     The 1998 Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of the grant or exercise of the purchase right. Upon any disposition of the shares at a gain, the participant will be subject to tax, and the character of the tax will depend upon the participant's holding period. If the shares have been held for more than two years after the grant date and more than one year after the transfer of shares to him, gain on disposition will be treated as ordinary income to the extent of the excess of the fair market value of the shares on the grant date over the purchase price for the shares. Any additional gain generally will be taxed as long-term capital gain, currently subject to the 12 month or 18 month rate, as applicable. If the shares are disposed of before the expiration of the applicable holding periods, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will generally be taxed as long-term or short-term capital gain or loss, depending on the holding period.

     THIS BRIEF SUMMARY OF THE FEDERAL INCOME TAX EFFECT UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF PURCHASE RIGHTS UNDER THE EMPLOYEE STOCK PURCHASE PLAN, AND THE DISPOSITION OF THE SHARES ACQUIRED THEREBY, DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE AND RELATED REGULATIONS FOR DETAILED INFORMATION CONCERNING TAX EFFECTS OF EACH SUCH TRANSACTION. ADDITIONALLY, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE.

VOTE REQUIRED FOR APPROVAL OF THE PLAN

     The affirmative vote of the holders of a majority of the vote actually cast will be required for approval of the 1998 Plan.

                 EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

SUMMARY OF EXECUTIVE COMPENSATION

     The following table provides a summary of the compensation for each of the fiscal year ended December 31, 1997 of (i) the chief executive officer and (ii) each of the four most highly compensated executive officers of the Company during 1997 other than the chief executive officer (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                             ------------
                                               ANNUAL COMPENSATION            SECURITIES
                                       -----------------------------------    UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR       SALARY        BONUS       OPTIONS(#)     COMPENSATION(2)
-------------------------------------  ---------  -----------  -----------   ------------    ---------------
Owen Kratz...........................       1997  $   169,728  $   169,728      250,000          $ 4,000
  President and Chief Executive
  Officer (1)
Gerald G. Reuhl......................       1997  $   151,840  $   151,840       --              $ 4,000
  Chairman (1)
S. James Nelson......................       1997  $   133,432  $   133,432       --              $ 4,000
  Executive Vice President and Chief
  Financial Officer
Lyle Kuntz...........................       1997  $   106,329  $   640,085       --              $ 4,000
  President, ERT
Louis L. Tapscott....................       1997  $   140,000  $    70,000       70,000          $ 3,570
  Senior Vice President -- Business
  Development

------------

(1) From the Company's formation in 1990, Mr. Reuhl served as the Company's Chairman and Chief Executive Officer. As part of the Company's succession plan, Mr. Kratz became the Company's Chief Executive Officer in April 1997.

(2) Consists of matching contributions by the Company through the Company's Profit Sharing Plan.

STOCK OPTIONS

     The following table sets forth information with respect to all stock options granted in 1997 by the Company to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                          GRANT
                                                INDIVIDUAL GRANTS                                       DATE VALUE
                                           ---------------------------                                  ----------
                                               (B)            (C)                                          (F)
                                            NUMBER OF      % OF TOTAL        (D)                          GRANT
                                           SECURITIES       OPTIONS        EXERCISE                        DATE
                                           UNDERLYING      GRANTED TO      OR BASE          (E)          PRESENT
                  (A)                        OPTIONS      EMPLOYEES IN      PRICE        EXPIRATION       VALUE
                  NAME                     GRANTED (#)    FISCAL YEAR       ($/SH)          DATE          ($)(2)
----------------------------------------   -----------    ------------    ----------    ------------    ----------
Owen Kratz..............................      250,000           46%        $   9.50        4/15/02      $  969,476
Louis L. Tapscott.......................       70,000           13%        $   9.50        4/15/02      $  271,453

------------
(1) The stock options granted in 1997 by the Company to the Named Executive Officers are not immediately exercisable. One-fifth of the number of stock options covered by each such grant will become exercisable on the first through fifth anniversaries of the respective date of grant thereof. Such stock options will, however, become immediately exercisable in their entirety upon the occurrence of certain events specified in the 1995 Amended Incentive Compensation Plan.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted in 1997 by the Company to the Named Executive Officer. Under the Black-Scholes option pricing model, the grant date present value of each stock option referred to in the table was calculated to be $3.88. The following facts and assumptions were used in making such calculation: (a) an unadjusted exercise price of $9.50 for each such stock option; (ii) a fair market value of $9.50 for one share of Company Common Stock on the date of grant; (iii) no dividend yield; (iv) a stock option term of 5 years; (v) a stock volatility of 35.68%, based on an analysis of weekly closing stock prices of shares of the Company's peer group Common Stock for the three years preceding the date of grant; and (vi) an assumed risk-free interest rate of 5.5%, which is equivalent to the yield on a five-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value of $3.88 was multiplied by the total number of stock options granted to each of the Named Executive Officer to determine the total grant date present value of such stock options granted to each Named Executive Officer, respectively.

(3) No stock options were exercised in 1997 by any Named Executive Officer.

SUMMARY OF EMPLOYMENT CONTRACTS AND PROFIT SHARING PLAN

     Four of the Company's principal executive officers, Gerald G. Reuhl, Owen Kratz, S. James Nelson and Louis L. Tapscott have entered into employment agreements with the Company. Mr. Kratz's contract is described below. Each of Messrs. Reuhl, Nelson and Tapscott's contracts have similar terms involving salary, bonus and benefits (with amounts that vary due to their responsibilities) but none of them have the right to cause the Company to purchase his shares. Each of the employment agreements also provide, among other things, that until the later of April 11, 2002 or the first or second anniversary date of termination of the executive's employment with the Company (depending on the event of termination), the executive shall not, directly or indirectly either for himself or any other individual or entity, participate in any business which engages or which proposes to engage in the business of providing diving services in the Gulf of Mexico or any other business actively engaged in by the Company on the date of termination of employment, so long as the Company continues to make payments to such executive, including his base salary and insurance benefits received by senior executives of the Company. The Company also entered into employment agreements with six of the Company's other senior officers substantially similar to the above agreements.

     The Company's Retirement Plan (the "Retirement Plan") is a 401(k) savings plan. The Retirement Plan permits each employee to become a participant in the savings plan feature on January 1, April 1, July 1, or October 1 following the employee's completion of 90 consecutive days of employment. Under the Retirement Plan, each active participant may elect, subject to certain limitations required by law, to defer payment of from 1% to 15% of his or her compensation. Upon such an election, the Company contributes such deferred amounts to the Retirement Plan on behalf of such participant. Such contributions to the 401(k) savings plan are invested according to the instructions of the participant in investment funds designated by the plan administrator. Subject to reduction or elimination based on its financial performance and needs as described in the Plan, the Company's contributions are determined annually as 50% of each employee's contribution (up to a maximum of 5% of the employee's annual salary). Employee contributions to the 401(k) savings plan and earnings thereon are 100% vested at all times. Contributions by the Company to the profit sharing feature, and earnings thereon, vest based on the participant's years of service with the Company, vesting 20% after two years of service, increasing to 50% with three years of service, and becoming 100% vested following four years of service. All contributions vest, regardless of years of service, upon termination of employment by reason of death or disability, attainment of age 65 or the termination or discontinuance of the Retirement Plan. After termination of employment, an employee is entitled to receive a lump-sum distribution of his or her entire vested interest in the Retirement Plan.

KRATZ EMPLOYMENT AGREEMENT

     The Company and Mr. Kratz entered into a two-year employment agreement (the "Agreement") effective April 11, 1997. Pursuant to the provisions of the Agreement, Mr. Kratz's initial annual salary was $163,200 as President and Chief Executive Officer. Mr. Kratz's salary is subject to review by the Board of Directors annually. Mr. Kratz is also entitled to participate in all profit sharing , incentive, bonus and other employee benefit plans made available to the Company's executive officers. If Mr. Kratz (i) is terminated by the Company without "Cause" or (ii) voluntarily resigns from his employment with the Company and as a director of the Company, the Company shall be obligated to purchase as promptly as reasonably practicable, up to a number of shares of Common Stock owned by Mr. Kratz having an aggregate fair market value equal to $2.3 million.

     Under the Agreement, Mr. Kratz will be eligible for an annual bonus up to 100% of his base salary upon the attainment of certain Company-wide performance goals, the amount of which is to be determined by the Company's Compensation Committee. Pursuant to the terms of the Agreement and in consideration of previous agreements which were canceled, Mr. Kratz was granted options to purchase 250,000 shares of Common Stock beginning April 11, 1998 at an option exercise price of $9.50 per share. Such options will become exercisable in installments of 50,000 shares each year over five years.

     At the end of Mr. Kratz's employment with the Company, the Company may, in its sole discretion under the Agreement, elect to trigger a non-competition covenant pursuant to which Mr. Kratz will be prohibited from competing with the Company in various geographic areas for a period of up to five years. The amount of the noncompetition payment to Mr. Kratz under the Agreement will be his base salary plus insurance benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Kennedy, Ehret, Ahalt and Nelson serve on the Company's Compensation Committee, with Mr. Kennedy acting as its Chairman. Mr. Nelson is the only executive officer of the Company during the fiscal year ended December 31, 1997 serving as a member of the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors reviews, analyzes and establishes compensation packages for the Company's executive officers, reviews and provides general guidance for the compensation packages for the Company's officers, evaluates the performance of the Chairman, Chief Executive Officer and Chief Financial Officer and administers the grant of stock-based awards under the Company's 1995 Amended and Restated Incentive Compensation Plan. Messrs. Kennedy, Ehret and Ahalt, who are three of the four members of the Compensation Committee, are non-employee directors of the Company.

     In consultation with an employee benefits consultant retained by the Company to choose a "Comparison Group" and assess the Company's executive compensation system, the Committee adopted an executive compensation philosophy that seeks to (i) provide a competitive total compensation package that enables the Company to hire, develop, reward and retain key executives, and (ii) tie bonuses and executive compensation to the Company's annual business objectives, strategies and stockholder value. The Company's compensation philosophy is also intended to reward individual initiative and achievement, and to assure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations and Common Stock performance.

     These objectives are generally sought to be met with competitive base salaries and annual incentive bonuses higher than the Comparison Group keyed primarily to the attainment of performance targets tied to the Company's budget and the award of stock options or other stock-based awards that focus on increases in stock value over a longer term. Factors considered from time to time in establishing and reviewing the Company's executive compensation program include the Company's financial performance, management's business philosophy, industry practices and the Company's culture and organizational structure. As to the Chief Executive Officer's and Chief Financial Officer's compensation, the consultant reported that their base salaries were below the Comparison Group. The committee recommended and the Board approved increasing Mr. Kratz's annual salary to $265,000 and Mr. Nelson's to $200,000.

     In order to link a portion of executive compensation to Company performance, the Committee determined to continue during 1998 an annual bonus plan under which each officer and the Company's profit center managers could earn an annual bonus of between approximately 30% to 100% of salary based on the quality of the individual's performance and the attainment of pre-established revenue and profit goals by the Company as a whole and by individual profit centers. The exact amount of the bonus paid to the executive officers was determined by the Compensation Committee.

     All of the Company's profit centers surpassed the 1997 objective performance milestones and the Company paid bonuses to the executives responsible for those profit centers of up to 57% of the executive's salary, totaling approximately $1,164,000 for the group.

     Another element of the Committee's performance-based compensation philosophy is the 1995 Incentive Compensation Plan. The purpose of the Plan is to link the interests of management to the interests of stockholders and focus on intermediate and long-term results. Stock option grants are typically made at 100% of the market value of the stock on the date of the award, are not exercisable during the first year after the award and are exercisable thereafter under a vesting schedule selected by the Committee that specifies the number of the options becoming exercisable each year throughout the schedule. The size of option grants is determined subjectively, generally in approximate proportion to the officer's level of responsibility and experience. For those purposes, in 1997, the Company granted options to Mr. Kratz, to purchase 250,000 (as consideration for termination of certain other agreements), Mr. Tapscott to purchase 70,000 shares of Common Stock at $9.50 per share. No other named executive officers received option grants in 1997.

     Under Section 162(m) of the Code, as amended, no deduction by a publicly held corporation is allowed for compensation paid by the corporation to its most highly compensated executive officers to the extent that the amount of such compensation for the taxable year for any such individual exceeds $1 million.
Section 162(m) provides for the exclusion of compensation that qualifies as performance-based from the compensation that is subject to such deduction limitation. Incentive compensation granted through the Company's Stock Option Plan may also qualify as performance-based compensation if additional requirements are met. The Company anticipates that the components of individual annual compensation for each highly compensated executive officer that do not qualify for any exclusion from the deduction limitation of Section 162(m) will not exceed $1 million and will therefore qualify for deductibility. SUBMITTED BY THE COMPENSATION COMMITTEE, DAVID H. KENNEDY, THOMAS M. EHRET, GORDON F. AHALT AND S. JAMES NELSON, JR.

PERFORMANCE GRAPH

     The following graph presents the cumulative total shareholder return on the Company's Common Stock for the period since the Company's initial public offering in July 1997 compared to the cumulative total shareholder return, assuming reinvestment of dividends, for (i) all U.S. stocks quoted on the Nasdaq Stock Market as measured by the CSRP Total Return Index for the Nasdaq Stock Market (U.S.), (ii) all U.S. stocks quoted on the Nasdaq Stock Market that have the same Standard Industrial Classification ("SIC") code as the Company (oilfield services) ("Nasdaq Oilfield Services Group") and (iii) a peer group selected by the Company ("Peer Group") consisting of the following issuers, each of which is in the offshore construction business or the offshore oil and gas support services business, or both businesses: Coflexip Stena Offshore, Inc., Global Industries, Inc., J. Ray McDermott, S.A., Oceaneering International, Inc. and Stolt Comex Seaway S.A. The Company believes that the members of the Peer Group provide services and products more comparable to those of the Company than those provided by the Nasdaq Oilfield Services Group. For this reason the Company has included the Peer Group in the following performance graph and intends to use it in future performance graphs in place of the Nasdaq Oilfield Services Group. The Company's initial public offering was completed in July, 1997 and, accordingly, return information for earlier periods is not presented. These indices have been prepared for the Company by Simmons & Company investment banker of Houston, Texas. The graph assumes $100 was invested on July 7, 1997 in Company Common Stock and in the three indices presented. The returns of each member of the Peer Group has been weighted according to that issuer's stock market capitalization. The Company paid no dividends during the period presented. The cumulative total percentage returns for the period presented were as follows: Company Common Stock, 163%; all U.S. stocks quoted on the Nasdaq Stock Market, 109%; the Nasdaq Oilfield Services Group, 125%; and the Peer Group, 150%.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                    JUN 30 97           SEPT 30 97               DEC 31 97
                    ---------           ----------               ---------
PEER GROUP  -        100%               173.784%                 149.833%
NASDAQ      -        100%               116.894%                 108.896%
OSX         -        100%               135.438%                 124.94%
CDIS        -        100%               248.33%                  163.33%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     DESCRIBED BELOW ARE CERTAIN RELATED AGREEMENTS. THE FOLLOWING DESCRIPTIONS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE RELEVANT AGREEMENTS, COPIES OF WHICH ARE FILED AS EXHIBITS TO THE COMPANY'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 333-113 99) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               PURCHASE AGREEMENT

     On April 11, 1997, the Company, the Selling Shareholders (Messrs. Reuhl, Kratz and Nelson) and certain other shareholders of the Company entered into an agreement with Coflexip pursuant to which (i) the Company sold to Coflexip 528,541 shares of Common Stock and (ii) certain shareholders of the Company, including Messrs. Reuhl, Kratz and Nelson, sold to Coflexip 3,171,247 shares of Common Stock, all at a purchase price of $9.46 per share for an aggregate price of $35 million (the "Purchase Agreement"). For issuing Common Stock to
Coflexip, the Company received $5 million in consideration, consisting of two newly constructed heavy work class construction remotely operated vehicles. Among other terms of the Purchase Agreement, the Company was required to make a number of specific representations, warranties and covenants about its business, capital structure, assets and liabilities. Individual selling shareholders were required to make separate representations. The Company and Coflexip also agreed to indemnify each other against certain claims and liabilities arising in connection with the transaction for a minimum of three years for up to the amount of consideration transferred for shares, in the case of the Company, or for the value of the assets transferred, in the case of Coflexip.

                             SHAREHOLDERS AGREEMENT

COMPOSITION OF THE BOARD

     Pursuant to the 1997 Shareholders Agreement, the Board will consist of up to 11 members. The Company will include, as nominees for the Board, nine directors, three from Coflexip, three from First Reserve and three from the Company's senior management. In addition, the Board will nominate up to two additional directors by a majority vote of the entire Board, to serve in separate classes. The 1997 Shareholders Agreement provides that the Company will nominate and use its best efforts to take all necessary action to elect to the Board the individuals required to be nominated for election as directors.

RIGHT OF FIRST OFFER

     The 1997 Shareholders Agreement provides that the Company will not enter into any agreement (i) to sell the Company (ii) to retain an advisor to sell the Company or (iii) to pursue any acquisition in excess of 50% of the Company's market capitalization (based on the 30-day average trading value of the Common Stock) without first notifying Coflexip in writing and providing Coflexip with the right to acquire the Company without first notifying Coflexip in writing and providing Coflexip (including its affiliates) the opportunity to consummate an acquisition on terms substantially equivalent to any proposal. If Coflexip does not notify the Company of its intent to pursue a transaction within 15 days of the notice the Board will have the right to pursue the transaction.

     If Coflexip elects to pursue an acquisition of the Company, the Company will take no further action with respect thereto for 120 days from the date of Coflexip's notice. If Coflexip does not pursue an acquisition of the Company, Coflexip has the right to acquire the Company's interest in Quantum Offshore Contractors, Ltd. The purchase price for the joint venture shall be based on a valuation prepared by an independent appraiser appointed by the Board. Coflexip retains the foregoing rights to acquire the Company or the joint venture so long as it owns at least five percent of the Company's Common Stock.

LIMITED PREEMPTIVE RIGHTS

     The 1997 Shareholders Agreement provides that, except under limited circumstances (including issuances of securities under stock option plans or in connection with acquisitions), the Company shall provide preemptive rights to acquire the Company's securities to each of Coflexip, First Reserve and the Executive Directors. In the event of any public offering and subject to certain limitations, Coflexip and First Reserve may have the opportunity to acquire their pro rata share unless the managing underwriters for such offering believe it would materially and adversely affect the marketability of such offering.

LIMITATIONS ON TRANSFERS

     The 1997 Shareholders Agreement contains certain customary transfer restrictions that prohibit the parties from transferring any Common Stock, except for certain permitted transfers.

                         BUSINESS COOPERATION AGREEMENT

     In connection with the Purchase Agreement, the Company and Coflexip entered into a Business Cooperation Agreement pursuant to which the parties formed Quantum Offshore Contractors, Ltd. to pursue EPIC projects in the offshore oil and gas industry in the Gulf and the Caribbean. Quantum is owned by Cal Dive and Coflexip 51% and 49%, respectively and the parties are considering commitment of one or more vessels to the venture including the CSO Constructor. Cal Dive will consolidate financial results from the joint venture into its financial statements. Cal Dive and Coflexip will bid each project as a subcontractor to the venture for their respective services. In Cal Dive's case, the assets and services can include ROV operation, diving, coiled tubing, flexible lay operations with deck load requirements up to 600 metric tons, riser installation, well servicing, DP DSV's and related services and four point DSV's (when applicable). In Coflexip's case, the assets and services can include flexible lay operations in excess of alliance vessel capabilities (including risers), product sales, manufacture and supply of umbilicals/flex hose/flex pipe, ROV manufacture and sale, EPIC project design and engineering and project management, reeled hard pipe lay (including risers), installed in connection with lay operations, excluding coiled tubing and construction vessels in excess of Company and alliance capabilities.

                         REGISTRATION RIGHTS AGREEMENTS

     In January 1995, the Company and certain shareholders entered into a registration rights agreement providing for demand and "piggyback" registration rights with respect to such shares. In connection with its initial public offering, under the Registration Rights Agreement CDI paid the costs of four First Reserve Funds to sell 1,100,00 shares. This registration rights agreement was amended to provide these shareholders with the same rights as provided in the 1997 Registration Rights Agreement with Coflexip described in the next paragraph.

     In connection with the Purchase Agreement, the Company and Coflexip entered into a registration rights agreement providing for demand and "piggyback" registration rights with respect to such shares (the "1997 Registration Rights Agreement"). These registration rights agreements provide that if the Company proposes to register any of its securities under the Securities Act, the holder is entitled to include shares of Common Stock owned by such holder in such offering provided, among other conditions, that the underwriters of any offering have the right to limit the number of such shares included in such registration. Such registration rights agreements further provide for registration upon the request of holders of at least 5% of the shares of Common Stock subject to the agreement. The Company pays certain expenses of a demand offering but does not pay underwriting discounts and commissions.

                          QUORUM AND VOTING OF PROXIES

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, (i) the election of the two directors to be elected at the Meeting will be determined by plurality vote (that is, the nominees receiving the largest number of votes will be elected) and (ii) a majority of votes actually cast will be required to approve the Company's 1998 Plan and will decide any other matter properly brought before the Meeting for a vote of stockholders. Shares for which proxy authority to vote for any nominee for election as a director is withheld by the stockholders and shares that have not been voted by brokers who may hold shares on behalf of the beneficial owners ("broker non-votes") will not be counted as voted for the affected nominee. With respect to the proposal to approve the 1998 Plan and with respect to any other matter coming before the Meeting, shares that are not voted as a result of abstentions and broker non-votes will not be considered as cast in determining whether or not a majority of votes has been cast.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as to the only persons (or entities) known by the Company to have beneficial ownership, as of March 25, 1998, of more than 5% of the outstanding shares of Company Common Stock, other than Owen Kratz, Gerald G. Reuhl and William E. Macaulay whose beneficial ownership and address are disclosed under "Election of Directors." As of March 25, 1998, the Company had 14,534,831 shares outstanding. To the Company's knowledge, all shares shown as beneficially owned are held with sole voting power and sole dispositive power unless otherwise indicated. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act on the basis of the most recent information furnished to the Company by the person listed.

                                           SHARES
                                        BENEFICIALLY    PERCENT OF
          NAME AND ADDRESS                 OWNED          CLASS
-------------------------------------   ------------    ----------
Coflexip.............................      3,699,788       25.5%
  23 Avenue de Neuilly
  75116 Paris, France
First Reserve Corporation............      2,980,373       20.5%(1)
  475 Steamboat Road
  Greenwich, Connecticut 06830
Cambridge Investments, Ltd. .........        872,346        6.0%(2)
  600 Montgomery Street
  43rd Floor
  San Francisco, California 94111
------------
(1) First Reserve Corporation is the sole general partner for the record holders of 2,980,373 shares of Common Stock: First Reserve Fund VI Limited Partnership, First Reserve Fund V, Limited Partnership, First Reserve Fund V-2 Limited Partnership and First Reserve Energy Assets Fund, Limited Partnership.

(2) Cambridge Investments, Ltd. has beneficial ownership of 872,346 shares of Common Stock with the following affiliates: Cambridge Energy Fund International, Ltd., Cambridge Energy, L.P., Cambridge Oil & Gas, L.P., Cambridge Oil & Gas International, Ltd., Palamundo, LDC and Quantum Partners, LDC.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's financial statements for the year ended December 31, 1997 were audited by the firm of Arthur Andersen LLP of Houston, Texas. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the Company's 1999 annual meeting must forward such proposal to the Secretary of the Company at the address set forth on the Notice of the Meeting in time to arrive at the Company prior to February 12, 1999.

                                          By Order of the Board of Directors

                                                   S. James Nelson, Jr.
                                                        SECRETARY

Houston, Texas
April 8, 1998

                                                                       EXHIBIT A

                         CAL DIVE INTERNATIONAL, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN


                                  1.  PURPOSE

      This Cal Dive International, Inc. Employee Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of Cal Dive International, Inc. (the "Company") (and its subsidiaries) so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. This Plan is designed to encourage eligible employees to remain in the employ of the Company. Options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the terms hereof shall be interpreted consistent with this requirement.

                                2.  ELIGIBILITY

      All employees of the Company (or any of its subsidiaries) who were employed by the Company (or any of its subsidiaries) on January 1, 1998, and who have continued in employment shall be eligible to receive options under this Plan to purchase the Company's no par common stock ("the Common Stock") (except employees in countries whose laws make participation impractical). Persons hired after January 1, 1998, who have been employed for six months or more on the first day of January 1 or July 1 next following the date this Plan is approved by the stockholders of the Company, shall be eligible to participate in the Plan as of that payment period (each such six-month period constituting a "Payment Period").

      For purposes of this Section, the term employee shall not include an employee whose customary employment is 20 hours or less per week or is for five months or less in any calendar year.

      In no event may an employee be granted an option under this Plan if that employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of
Section 424(d) of the Code shall apply and Common Stock which the employee may purchase under outstanding options shall be treated as Common Stock owned by the employee.

                           3.  STOCK SUBJECT TO PLAN

      The stock subject to options under this Plan shall be shares of the Company's authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to this Plan is 100,000, subject to increase or decrease by reason of stock splits, reclassifications, stock dividends, changes in par value, and similar matters requiring adjustment.

                     4. PAYMENT PERIODS AND STOCK OPTIONS

      The six-month periods, January 1 to June 30 and July 1 to December 31 are Payment Periods during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.

      Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee, who is then a participant in the Plan, an option to purchase, on the last business day of such Payment Period, at the Option Price hereinafter provided for, such number of shares of Common Stock as determined in this Section 4, reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will pay for at such Option Price; provided and on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The Option Price for each Payment Period shall be the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period; or (ii) 85% of the fair market value of the Common Stock on the last business day of the Payment Period. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by a proportionate increase in the number of shares and a proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Price per share, as may be required to enable an eligible employee who is then a participant in the plan as to whom an option is exercised on the last business day of any then current Payment Period to acquire such number of full shares as his accumulated payroll deductions on such date will pay for at the adjusted Option Price.

      On the first business day of each Payment Period, an employee shall be deemed to have been granted an option to purchase the number of shares of Common Stock determined by dividing $12,500 by the fair market value of the Common Stock on such day.

      For purposes of this Plan the term "FAIR MARKET VALUE" means on any date the average of the high and low prices of the Common Stock on the NASDAQ National Market System or, if the Common Stock is traded over-the-counter or on another national securities exchange, such price or exchange as designated by the Committee.

      For purposes of this Plan the term "BUSINESS DAY" as used herein means a day on which there is trading on the NASDAQ National Market System or such other national securities exchange as shall be designated by the Board of Directors pursuant to the preceding paragraph.

      No employee shall be granted an option which permits his rights to purchase Common Stock under this Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined as of the date such option is granted) for each calendar year in which an option first becomes exercisable. This limitation is required to comply with Section 423(b)(8) of the Code.

                            SPECIAL PAYMENT PERIOD

      A special two-month payment period ("Special Payment Period") shall begin May 1, 1998 and end June 30, 1998, if authorized by the Board of Directors. The general provisions of this Plan apply to the Special Payment Period, except (a) the number of shares subject to the option granted on May 1, 1998, is determined by dividing $4,150 by the fair market value of the Common Stock on such day, and
(b) the term "Special Payment Period" is substituted for "Payment Period" as necessary to effect the special two-month period.

                            5.  EXERCISE OF OPTION

      Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the Option Price. If a participant is not an employee on the last business day of a Payment Period, he shall not be entitled to exercise his option.

                      6.  AUTHORIZATION FOR ENTERING PLAN

      An eligible employee may become a participant in the Plan by filling out, signing and delivering to the Committee an Authorization Form provided by the
Committee:

            (a) stating the percentage to be deducted regularly from his or her regular base pay;

            (b) authorizing the purchase of Common Stock for him or her in each Payment Period in accordance with the terms of the Plan; and

            (c) specifying the exact name in which Common Stock purchased for him or her is to be issued.

      Such authorization must be received by the Committee at least 10 days before the beginning date of the next succeeding Payment Period.

      Unless an employee files a new Authorization Form or withdraws from the Plan, his or her deductions and purchases under the Authorization Form he or she has on file under the Plan will continue in effect as long as the Plan remains in effect.

      The Company will accumulate and hold for the employee's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

                   7.  MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS

      An employee may authorize payroll deductions in any whole percentage amount up to but not more than 10% of his REGULAR BASE PAY (which excludes payments for overtime, bonuses and other special items), provided, however, that the minimum deduction in respect of any payroll period shall be 1% (or such other amount as the Committee shall establish). An employee may not make any additional payments into his or her account.

      An employee's regular base pay during the Payment Period shall be determined by multiplying his base pay by the number of regular payroll days in such period (or the hourly rate by 1040), provided that, in the case of an eligible part time hourly employee, the employee's base pay during a Payment Period shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such offering period.

                       8.  CHANGE IN PAYROLL DEDUCTIONS

      Payroll deductions may be changed prior to the beginning of each Payment Period pursuant to procedures specified by the Committee. A new Authorization Form must be received by the Committee for any change to become effective.

                         9.  WITHDRAWAL FROM THE PLAN

      An employee may withdraw from the Plan, in whole but not in part, at any time prior to 10 days before the last business day of each Payment Period by delivering a Withdrawal Notice to the Committee. In this case, the Company will promptly refund the entire balance of his or her payroll deductions which have not been applied to purchase Common Stock under the Plan.

      An employee who withdraws from the Plan is treated as an employee who has not participated in the Plan. To re-enter, he or she must file a new Authorization form at least 10 days before the beginning date of the next Payment Period.

               10.  ISSUANCE OF STOCK/UNUSED PAYROLL DEDUCTIONS

      Certificates of stock will be issued to participants, as appropriate, as soon as practicable after each Payment Period. Fractional shares will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to the employee promptly without interest if the employee ceased participation in the Plan, or carried over to the next Payment Period if the employee continues in the Plan.

      Certificates for Common Stock purchased under the Plan will be issued only in the name of the employee, or if his or her Authorization Form so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

              11.  NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS

      An employee's rights under the Plan are his or hers alone and may not be transferred or assigned to any other person. Any option granted to an employee may be exercised only by such employee.

                     12.  TERMINATION OF EMPLOYEE'S RIGHTS

      An employee's rights under the Plan will terminate when he ceases to be an employee for any reason, including retirement, resignation, lay-off, discharge or death. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

      If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

                    13.  TERMINATION AND AMENDMENTS TO PLAN

      The Plan may be terminated at any time by the Company's Board of Directors. It will terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purposes of the Plan remain available for purchase, but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock shall be refunded.

      The Board of Directors also reserves the right to amend the Plan from time to time, in any respect provided, however, that no amendment shall be effective which would (a) increase the number of shares of Common Stock to be offered, except as provided in Section 3, or (b) change the class of employees eligible to receive options under the Plan, without prior approval of the stockholders.

                       14.  LIMITATIONS ON SALE OF STOCK
                              PURCHASED UNDER THE PLAN

      The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time he or she chooses; provided, however, that because of certain Federal tax requirements, each employee agrees by participating in this Plan, promptly to give the Company notice of any such Common Stock disposed of before the later of (a) two years after the first business day of the Payment Period during which the stock was purchased (the grant date), and (b) one year after the transfer of the Common Stock to him or her, in each case identifying the date acquired and the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of Common Stock purchased under this Plan. See Section 21, WITHHOLDING OF ADDITIONAL INCOME TAX.

                           15.  COMPANY'S PAYMENT OF
                           EXPENSES RELATED TO PLAN

      The Company will bear all costs of administering and carrying out the Plan.

                        16.  PARTICIPATING SUBSIDIARIES

      The term "subsidiaries" shall mean each subsidiary of the Company designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designations before or after the Plan is approved by the stockholders.

                        17.  ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Employee Benefits Committee, or such other committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three members. The Board of Directors may from time to time remove members from, or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to and approved in writing by a majority of the members of the Committee, including written approvals by electronic means, shall be valid acts of the Committee.

      The interpretation and construction by the Committee in its discretion of any provisions of the Plan or of any options granted under it shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith and in its sole judgment with respect to the Plan or any option granted under it.

                          18.  THE EFFECT AND REVIEW
                           OF ADMINISTRATIVE RULINGS

      The officials of the Company charged with administering the Plan shall have full and absolute discretion in the exercise of their authority. All actions taken and all rulings or decisions made by those officials in the exercise of their powers and authorities in relation to the Plan shall be binding on all other parties even if the official might have an actual or potential conflict of interest in the action, ruling or decision. No action, ruling or decision by the official shall be subject to de novo review in any judicial proceeding. No action, ruling or decision of any official may be set aside unless it has been held to be arbitrary or capricious by a final judgment of a court having jurisdiction with respect to the issue.

                        19.  OPTIONEES NOT STOCKHOLDERS

      The granting of an option to an employee and the deduction from his or her pay shall not entitle the optionee to any rights as a stockholder with respect to Common Stock subject to the option. Only after the shares of Common Stock have been purchased by and issued to such employee shall the rights of a stockholder apply.

                           20.  APPLICATION OF FUNDS

      The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

                         21.  GOVERNMENTAL REGULATION

      The Company's obligation to sell and deliver shares of Common Stock under this Plan is subject to compliance with any governmental authority required in connection with the authorization, sale and issuance of Common Stock.

                   22.  WITHHOLDING OF ADDITIONAL INCOME TAX

      The Company, in accordance with Section 3402(a) of the Code (and the Regulations and Rulings promulgated thereunder) and state law, if applicable, will withhold from the wages of participating employees, in all payroll periods following and in the same calendar year as the date on which compensation is deemed received by the employee, additional income taxes in respect of the amount that is considered compensation includable in the employee's gross income, resulting from the sale of Common Stock acquired under the terms of this Plan.

                             23.  INDEMNIFICATION

      To the extent permitted under local law, each member of the Board of Directors and official of the Company administering this Plan will be indemnified by the Company for all expenses incurred by the official as a result of the official's administration of this Plan. Expenses incurred as a result of gross negligence and willful misconduct are excluded from this indemnification.

                              24.  GOVERNING LAWS

      The law of the State of Texas shall govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                         25.  APPROVAL OF STOCKHOLDERS

      This Plan shall not be effective until approved by the Company's stockholders within 12 months before or after the date the Plan is adopted by the Board of Directors.

                          CALDIVE INTERNATIONAL, INC.
                         400 N. SAM HOUSTON PARKWAY, E.
                                   SUITE 400
                               HOUSTON, TX 77060

    The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated April 8, 1998 hereby appoints Owen
E. Kratz, S. James Nelson, Jr. and Andrew C. Becher as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of CalDive International, Inc. held of record by the undersigned on March 25, 1998 at the 1998 Annual Meeting of Shareholders to be held on Tuesday, May 12, 1998 at 10:00 a.m. at the Hotel Sofitel located at 425 E. Sam Houston Parkway E., Houston, Texas 77060, and at any adjournments thereof.

1. To elect two directors of the Company to have a term expiring in 2001, and until his successor shall be elected and duly qualified.

    [ ] FOR the two "Class I" nominees listed below    [ ] WITHHOLD AUTHORITY to
                                                           vote for the nominees
                                                           listed below

   OWEN E. KRATZ
   THOMAS M. EHRET

2.  Proposal to adopt the Company's 1998 Employee Stock Purchase Plan

               [ ]  FOR           [ ]  AGAINST           [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

    Please sign exactly as the name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                           Dated:  _____________________________
                                           _____________________________________
                                           _____________________________________
                                                         (Signature)____________

                                           PLEASE MARK, SIGN, DATE AND RETURN
                                           THIS PROXY PROMPTLY USING THE
                                           ENCLOSED ENVELOPE.

April 8, 1998



TO:  All Cal Dive International, Inc. Shareholders



Dear Shareholder:

      We are very pleased to personally invite you to attend the first Annual Shareholders' Meeting of "CDI - A New Generation Subsea Contractor" as a public company. 1997 was an exciting and successful year for the Company as we expanded our fleet, took advantage of opportunities in our core businesses and continued to develop our strategy of being a leading provider to the Deepwater developments in the Gulf of Mexico. We believe you will find the Annual Meeting both entertaining and informative.

      As indicated in the attached materials, the meeting will be held at Hotel Sofitel. On the opposite side of this letter is a map from the airport to locate the meeting. Please refer to the attached Annual Report, Form 10-K, Proxy Statement and Proxy card for more detailed information.

      We look forward to seeing you at the meeting. As always, if you have any questions, please call at (281) 618-0400.




                                    Andrew C.  Becher
                                    Senior Vice President
                                    and General Counsel

ACB:sg
Enclosures